BELL SPORTS CORP.
                          EXHIBIT - 11 - STATEMENT RE:
                        COMPUTATION OF PER SHARE EARNINGS
                    (In Thousands, Except Per Share Amounts)
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                                                                 Six Months Ended                        Three Months Ended

                                                            Dec. 28,          Dec. 30,               Dec. 28,          Dec. 30,
                                                              1996              1995                   1996              1995
                                                        ----------------------------------------------------------------------------
Net (loss) income                                         $       (472)       $ (13,094)           $      (475)        $  (7,724)


Net effect on net (loss) income
from conversion of other pontentially
dilutive securties                                               1,133           1,618                     566               809

                                                        ----------------------------------------------------------------------------

Adjusted net (loss) income                                $        661        $(11,476)            $        91         $  (6,915)
                                                        ============================================================================



Weighted average number of common
and common equivalent shares outstanding
- primary                                                       13,759          13,944                  13,764            13,757

Net effect of other potentially dilutive
securities                                                       1,595           1,595                   1,595             1,595
                                                        ----------------------------------------------------------------------------

Adjusted average shares outstanding for
fully diluted computation                                       15,354          15,539                  15,359            15,352
                                                        ============================================================================

Per share amount - fully diluted                          $       0.04        $  (0.74)            $      0.01         $   (0.45)
                                                        ============================================================================
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